COMMERCIAL
                      CONTRACT TO BUY AND SELL REAL ESTATE

                                                         November 19, 1997
         1.  PARTIES AND PROPERTY WMCK Venture Corporation

_____________________________________________________,   Buyer(s)  (Buyer),  (as
joint tenant/tenants in common) agrees to buy, and the undersigned seller(s), (Seller) agrees to sell, on the terms and conditions set forth in the contract, for following described real estate in the County of Teller, Colorado to-wit:

Lots 21R, 24,25,26,and 27 (lots 21-27 inclusive):
Block 21; Fremont Addition (now Cripple Creek)

Known as No.      Cripple Creek,  Colorado 80513

Together with all interest of Seller in vacated streets and alleys adjacent thereto, all easements and other appurtenances thereto, all improvements thereon and all attached fixtures thereon, except as herein excluded (collectively the Property),

     2.  INCLUSIONS/EXCLUSIONS.  The purchase price includes the following items
(a) if attached to the Property on the date of this contract: lighting, heating, plumbing, ventilation, and air conditioning fixtures, TV antenna, water softeners, smoke/fire/burglar alarms, security devices, inside telephone wiring and connecting blocks/jacks, plants, mirrors, floor coverings, intercom systems, built-in Kitchen appliances, sprinkler systems and control; (b) if on the property whether attached or not on the date of this contract: storm windows, storm doors, window and porch shades, awnings, blinds, screens, curtain rods, drapery rods, all keys and (c) any HVAC or other equipment on site or off site as related to the property and mentioned by Seller on this date.


The above-described included items (Inclusions) are to be conveyed to Buyer by Seller by bill of sale with warranty of title at the closing, free and clear of all taxes, liens and encumbrances, except as provided in Section 12. The following attached fixtures are excluded from this sale: None


     3. PURCHASE PRICE AND TERMS. The purchase price shall be $3.2 million plus 400,000 restricted (rule144) shares of Century Casinos Inc. Common Stock, payable in U.S. dollars by Buyer as follows, (Complete the applicable terms below.)

     (a)  Earnest Money

$150,000 in the form of Company Check as earnest money deposit and part payment of the purchase price, payable to and held by Pikes Peak Title (Woodland Park, Colorado), broker, in its trust account on behalf of both Seller and Buyer. Broker is authorized to deliver the earnest money deposit to the closing agent, if any, at or before closing.

     The balance of $______________ (purchase Price less earnest money) shall be paid as follows:

     (b) Cash at Closing.

$3,050,000, plus closing costs, to be paid by Buyer at closing in funds which comply with all applicable Colorado laws, which include cash, electronic transfer funds, certified check, savings and loan tellers check, and cashier's check (Good Funds). (See Additional Provisions)

     (c) New Loan.

Not Applicable

     (d) Assumption

Not Applicable

     (e) Seller or Private Third Party Financing

Not Applicable

     4.  FINANCING CONDITIONS AND OBLIGATIONS - Not Applicable

     5.  APPRAISAL PROVISION-Not Applicable

     6.  COST OF APPRAISAL-Not Applicable

     7. NOT ASSIGNABLE. This contract shall not be assignable by Buyer without Seller's prior written consent. Except as so restricted, this contract shall inure to the benefit of and be binding upon the heirs, person representatives, successors and assigns of the parties.

     8. EVIDENCE OF TITLE. Seller shall furnish to buyer, at Seller's expense, either a current Commitment for owner's title insurance policy in an amount equal to purchase price on or before December 3, 1997(Title Deadline). If a title insurance commitment is furnished, Buyer may require of Seller that copies of instruments (or abstracts of instruments) listed in schedule of exceptions (Exceptions) in the title insurance commitment also be furnished to Buyer at Seller's expense. This requirement shall pertain only to instruments shown of record in the office of the clerk and recorder of the designated county or counties. The title insurance commitment, together with any copies or abstracts of instruments furnished pursuant to this Section 8, constitute the title documents (Tile Documents). Seller will pay the premium at closing and have the title insurance policy delivered to Buyer as soon as practicable after closing. Also, title insurance policy shall be issued on the ALTA 1987 Owners Form, amended 10/17/92, with standard printed exceptions 1,2,3, and 4 deleted.

     9. TITLE.
     (a) Title Review. Buyer shall have the right to inspect the Title Documents or abstract Written Notice by Buyer of unmerchantability of title or any other unsatisfactory title condition shown by the Title Documents or abstract shall be signed by or on behalf of Buyer and given to Seller on or before 5 calendar days before closing. If Seller does not receive Buyer's notice by the date(s) specified above, Buyer accepts the condition of title as disclosed by the Title Documents as satisfactory.
     (b) Matters Not Shown by the Public Records. Seller shall deliver to Buyer, on or before the Title Deadline set forth if Section 8, true copies of all lease(s) and survey(s) in Seller's possession pertaining to the Property and shall disclose to Buyer all easements, liens or other title matters not shown by the public records of which Seller has actual knowledge. Buyer shall have the right to inspect the Property to determine if any third party(s) has any right in the Property not shown by the public records (such as an unrecorded easement, recorded lease, or boundary line discrepancy). Written notice of any unsatisfactory conditions(s) disclosed by Seller or revealed by such inspection shall be signed by or on behalf of Buyer and given to Seller on or before 5 days before closing. If Seller does not receive Buyer's notice by said date; Buyer accepts title subject to such rights, if any, of third parties of which Buyer has actual knowledge.
     (c) Special Taxing Districts. SPECIAL TAXING DISTRICTS MAY BE SUBJECT TO GENERAL OBLIGATION INDEBTEDNESS THAT IS PAID BY REVENUES PRODUCED FROM ANNUAL TAX LEVIES ON THE TAXABLE PROPERTY WITHIN SUCH DISTRICTS. PROPERTY OWNERS IN SUCH DISTRICTS MAY BE PLACED AT RISK FOR INCREASE MILL LEVIES AND EXCESSIVE TAX BURDENS TO SUPPORT THE SERVICING OF SUCH DEBT WHERE CIRCUMSTANCES ARISE RESULTING IN THE INABILITY OF SUCH A DISTRICT TO DISCHARGE SUCH INDEBTEDNESS WITHOUT SUCH AN INCREASE IN MILL LEVIES, BUYER SHOULD INVESTIGATE THE DEBT FINANCING REQUIREMENTS OF THE AUTHORIZED GENERAL OBLIGATION INDETEDNESS OF SUCH DISTRICTS, EXSISTING MILL LEVIES OF SUCH DISTRICT SERVICING SUCH INDEBTEDNESS, AND THE POTENTION FOR AN INCREASE IN SUCH MILL LEVIES.
     In the event the Property is located with a special taxing district and Buyer desires to terminate this contract as a result, if written notice is given to Seller on or before the date set forth in subsection 9(b), this contract shall then terminate. If Seller does not receiver Buyer's notice by the date specified above, Buyer accepts the effect of the Property's inclusion in such special taxing districts(s) and waives the right to so terminate.
     (d) Right To Cure. If Seller receives notice of unmerchantability of title or any other unsatisfactory title condition(s) as provided in subsection (a) or
(b) above, Seller shall use reasonable effort to correct said unsatisfactory title condition(s) prior to the date of closing. If Seller fails to correct said unsatisfactory title condition(s) on or before the date of closing this contract shall then terminate; provide, however, Buyer may, by written notice receiver by Seller, on or before closing, waive objection to said unsatisfactory title condition(s).

     10. INSPECTION. Buyer or any designee, shall have the right to have inspection(s) of the physical condition of the Property and Inclusions, at Buyers expense. If written notice of any unsatisfactory condition, signed by or on behalf of Buyer, is not received by Seller on or before January 31, 1997 (Objection Deadline) the physical condition of the Property and inclusions shall be deemed to be satisfactory to Buyer. If such notice is received by Seller as set forth above, and if Buyer and Seller have not agreed in writing, to a settlement thereof on or before February 28, 1997(Resolution Deadline), this contract shall terminate three calendar days following the Resolution Deadline; unless, within the three calendar days, Seller receives written notice from Buyer waiving objection to any unsatisfactory condition. Buyer is responsible for and shall pay for any damage, which occurs to the Property and Inclusions as a result of such inspection.

     11. DATE OF CLOSING. The date of closing shall be March 31, 1997, or by mutual agreement at an earlier date. The hour and place of closing shall be as designated by Pikes Peak Title.

     12. TRANSFER OF TITLE. Subject to tender or payment at closing as required herein and compliance by Buyer with the other terms and provisions hereof. Seller shall execute and deliver a good and sufficient general warranty deed to Buyer, on closing, conveying the Property free and clear of all taxes except the general taxes for the year of closing, and except none. Title shall be conveyed free and clear of all liens for special improvements installed as of the date of Buyer' signature heron, whether assessed or not; except (I) distribution utility easements (including cable TV), (ii) those matters reflected by the Title Documents accepted by Buyer in accordance with subsection 9(a), (iii) those rights, if any, of third partied in the Property not shown by the public records in accordance with subsection 9(b), (iv) inclusion of the Property within any special taxing district, and (v) subject to building and zoning regulations.

     13. PAYMENT OF ENCUMBRANCES. Any encumbrance required to be paid shall be paid at or before closing from the proceeds of this transaction or from any other source.

     14. CLOSING COSTS, DOCUMENTS AND SERVICES. Buyer and Seller shall pay, in Good Funds, their respective closing costs and all other items required to be paid at closing, except as otherwise provided herein. Buyer and Seller shall sign and complete all customary or required documents at or before closing. Fees for real estate closing services shall not exceed $1,000 and shall be paid by Buyer and Seller equally. The local transfer tax of N/A % of the purchase price shall be paid at closing by N/A. Any sales and use tax that may accrue because of this transaction shall be paid when due by Buyer.

     15. PROBATIONS. General taxes for the year of closing, based on the taxes for the calendar year immediately preceding closing, rents, water and sewer charges, owner's association dues, and interest on continuing loan(s), if any, and N/A shall be prorated to date of closing.

     16. POSSESSION. Possession of the Property shall be delivered to Buyer as follows: At Closing, with title conveyed as described in (12) above, subject to the following lease(s) or tenancy(s) none. If Seller, after closing, fails to deliver possession on the date herein specified, Seller shall be subject to eviction and shall be additionally liable to Buyer for payment of $N/A per day from the date of agreed possession until possession is delivered

     17. CONDITION OF AND DAMAGE TO PROPERTY. Not Applicable.

     18. TIME OF ESSENCE/REMEDIES. Time is of the essence hereof. If any note or check received as earnest money hereunder or any other payment due hereunder is not paid, honored or tendered when due, or if any other obligation hereunder is not performed or waived as herein provided, there shall be the following remedies.

     (a) IF BUYER IS DEFAULT:

     (1) Specific Performance-Not Applicable

     (2) Liquidated Damages. All payments and things of value received hereunder shall be forfeited by Buyer and retained on behalf of Seller and both parties shall thereafter be released from all obligations hereunder. It is agreed that such payments and things of value are LIQUIDATED DAMAGES and (except as provided in subsection(C)) are SELLERS SOLE AND ONLY REMEDY for Buyer's failure to perform the obligations of this contract. Seller expressly waives the remedies of specific performance and additional damages.

     (b) IF SELLER IS IN DEFAULT:

     Buyer may elect to treat this contract as cancelled, in which case all payments and thing so value received hereunder shall be returned and Buyer may recover such damages as may be proper, or Buyer may elect to treat this contract as being in full force and effect and Buyer shall have the right to specific performance or damages or both.

     (c) COSTS AND EXPENSES

     Anything to the contrary herein notwithstanding, in the event of any arbitration or litigation arising out of this contract, the arbitrator or court shall award to the prevailing party all reasonable costs and expenses, including attorney fees.

     19. EARNEST MONEY DISPUTE. Notwithstanding any termination of this contract, Buyer and Seller agree that, in the event of any controversy regarding the earnest money and things of value held by broker of closing agent, unless mutual written instructions are received by the holder of the earnest money and things of value, broker or closing agent shall not be required to take any action but may await any proceeding or at broker's or closing agent's option and sole discretion, may interplead all parties and deposit any moneys or things of value into a court of competent jurisdiction and shall recover court costs and reasonable attorney fees.

     20. ALTERNATIVE DISPUTE RESOLUTION, MEDIATION. Not Applicable

     21. ADDITONAL PROVISIONS.

     (a) Extension of Closing: At any time prior to the expiration of Buyers rights hereunder, Buyer shall have the right to extend the date of closing for 90 days upon waiver or satisfaction of all contingencies, release the earnest money deposit (except interest thereon) to seller and payment to Seller of additional $100,000 to be non-refundable and credited against the closing payment described in Section 3(b). These funds shall be deposited with Pikes Peak Title (closing agent).

     (b) Leases: Any existing leases on the property shall be disclosed to Buyer with 15 days hereof. Seller agrees not to make or allow any changes to or extensions of the Lease (if any) prior to conveyance of the property to Buyer pursuant to this contract. Seller represents that any such lease shall be immediately terminated upon closing.

     (c) Survey: Buyer may obtain a survey of the Property, certified by a licensed Colorado Surveyor. The Survey shall be considered one of the Title Documents. Survey performed at Buyer's expense.

     (d) Defects: Seller shall notify Buyer immediately of any conditions known to Seller with respect to the Property which violates any ordinance, code or law of any city, county, state, governmental or quasi-governmental agency or court. If such a condition exists, Buyer may elect to terminate or renegotiate this contract with Seller.

     (e) Property Information: Seller shall deliver to Buyer any architectural drawings, studies and property data with 15 days hereof.

     (f) Buyer has the right to terminate this contract for any reason for 7 days following the data hereof. In the event of such termination, the Earnest Money deposit shall be refunded to Buyer.

     22. RECOMMENDATION OF LEGAL COUNSEL. By signing this document, Buyer and Seller acknowledge that the Selling Company or the Listing Company has advised that this document has important legal consequences and has recommended the examination of title and consultation with legal and tax or other counsel before signing this contract.

     23. TERMINATION. In the event this contract is terminated, all payments and thing of value received hereunder shall be returned and the parties shall be relieved of all obligations hereunder, subject to Section 19.

     24. SELLING COMPANY BROKER RELATIONSHIP. The selling broker N/A and its salesperson have been engaged as N/A Selling Company has previously disclosed in writing to the Buyer that different relationships are available which include buyer agency, seller agency, subagency, or transaction-broker.

     25. NOTICE TO BUYER. Any notice to Buyer shall be effective when received by Buyer.

     26. NOTICE TO SELLER. Any notice to Seller shall be effective when received by Seller or Listing Company.

     27. MODIFICATION OF THIS CONTRACT. No subsequent modification of any of the terms of this contract shall be valid, banding upon the parties, or enforceable unless made in writing and signed by the parties.

     28. ENTIRE AGREEMENT. This contract constitutes the entire contract between the parties relating to the subject hereof, and any prior agreements pertaining thereto, whether oral or written, have been merged and integrated into this contract.

     29. NOTICE OF ACCEPTANCE COUNTERPARTS. This proposal shall expire unless accepted in writing, by Buyer and Seller, as evidenced by their signatures below, and the offering party receives notice of such acceptance on or before N/A (Acceptance Deadline). If accepted, this document shall become a contract between Seller and Buyer. A copy of this document may be executed by each party, separately, and when each party has executed a copy thereof, such copies taken together shall be deemed to be a full and complete contract between the parties.



/s/ Chris Wrolstad                   /s/ Larry Hannappel
-----------------------------------  -------------------------------------------

Date of Buyers Signature   November 19, 1997    Date of Buyer Signature   November 19, 1997
                           -----------------                              -----------------

Buyers Address  200 E. Bennett Ave., Cripple Creek, Co 80813
               ---------------------------------------------

/s/ Hal D. Hicks
--------------------------------------------------------------------------------

Date of Sellers Signature   November 19, 1997
                            -----------------

Sellers Address c/o C. Michael Witters, 131 W. 4th St. Mt Carmel, IL  62863
               ---------------------------------------------

                ADDENDUM TO BUY AND SELL REAL ESTATE BETWEEN WMCK
                      VENTURE CORPORATION AND HAL D. HICKS


     The following is an addendum to the foregoing Agreement dated November 19, 1997:

     G. Buyer has until January 31, 1998 to perform all due diligence on the property (surveys, inspections, defects, etc.), provided that Seller delivers the title documents as described in this Contract. The due diligence period shall be extended by the number of days Seller is delinquent in delivering the title documents. Unless notified by the Buyer in writing of a title, environmental or ordinance prohibiting Buyer's use of the property on or before January 31, 1998, the $150,000.00 earnest money deposit will be released to the Seller on February 1, 1998.

     H. Buyer shall have the option to pay $400,000.00 in cash at closing in lieu of issuance of the common stock referred to herein.


                                              WMCK VENTURE CORPORATION
                                              ------------------------

                                              BY:/s/ Chris Wrolstad
                                                     ---------------------------

                                              HAL D. HICKS

                                              BY:/s/ Hal D. Hicks
                                                     ---------------------------